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                                                                     Exhibit 5.2


                      Letterhead of Reliant Resources, Inc.


                                                               December 10, 2003

           Re:   Reliant Resources, Inc.
                 and the Subsidiary Guarantors listed on Schedule I hereto Registration Statement on Form S-4

Ladies and Gentlemen:

         I am Vice President and Associate General Counsel of Reliant Resources, Inc., a Delaware corporation (the "Company"), and I am authorized by the Company to execute and deliver this opinion.

         I have acted as counsel to the Company and each of the subsidiaries of the Company listed on Schedule I hereto (the "Subsidiary Guarantors" and together with the Company, the "Reliant Parties") in connection with the public offering of (i) $550,000,000 aggregate principal amount of 9.25% Senior Notes due 2010 (the "9.25% Exchange Notes") of the Company and (ii) $550,000,000 aggregate principal amount of 9.50% Senior Notes due 2013 (the "9.50% Exchange Notes," and together with the 9.25% Exchange Notes, the "Exchange Notes") of the Company.

                  The Indenture, dated as of July 1, 2003 (the "9.25% Notes Indenture"), by and among the Company, the Subsidiary Guarantors and Wilmington Trust Company, as trustee (the "Trustee"), provides for the guarantee of the 9.25% Exchange Notes by the Subsidiary Guarantors (the "9.25% Exchange Notes Guarantees") to the extent set forth in the 9.25% Notes Indenture. The Indenture, dated as of July 1, 2003 (the "9.50% Notes Indenture," and together with the 9.25% Notes Indenture, the "Indentures"), by and among the Company, the Subsidiary Guarantors and the Trustee, provides for the guarantee of the 9.50% Exchange Notes by the Subsidiary Guarantors (the "9.50% Exchange Notes Guarantees," and together with the 9.25% Exchange Notes Guarantees, the "Guarantees") to the extent set forth in the 9.50% Notes Indenture.

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Reliant Resources, Inc.
December 10, 2003
Page 2

         Pursuant to an exchange offer (the "Exchange Offer"), (i) the 9.25% Exchange Notes are to be issued in exchange for a like principal amount of the issued and outstanding 9.25% Senior Notes due 2010 of the Company (the "Original 9.25% Notes") under the 9.25% Notes Indenture and (ii) the 9.50% Exchange Notes are to be issued in exchange for a like principal amount of the issued and outstanding 9.50% Senior Notes due 2013 of the Company (the "Original 9.50% Notes") under the 9.50% Notes Indenture, each as contemplated by the Exchange and Registration Rights Agreement, dated July 1, 2003 (the "Exchange and Registration Rights Agreement"), by and among the Company, the Subsidiary Guarantors, Banc of America Securities LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Barclays Capital Inc.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         I, or attorneys under my supervision, have examined and are familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with this opinion, including:

         (i) the Registration Statement on Form S-4 (the "Registration Statement") filed on July 24, 2003 by the Company with the Securities and Exchange Commission relating to the Exchange Notes and the Guarantees;

         (ii)     an executed copy of the Exchange and Registration Rights
                  Agreement;

         (iii) executed copies of the Indentures, including the terms and provisions of the Guarantees;

         (iv) the certificate of formation, certificate of incorporation, partnership agreement, limited liability company agreement and the by-laws, as the case may be, as amended or restated to the date hereof, of each Reliant Party;

         (v) certain corporate, partnership and limited liability company records, as the case may be, of each Reliant Party;

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Reliant Resources, Inc.
December 10, 2003
Page 3

         (vi) certain resolutions adopted by the members of the Board of Directors or other governing body of each Reliant Party relating to the Exchange Offer, the Indentures, the issuance of the Guarantees by the Subsidiary Guarantors and related matters; and

         (vii) the form of the 9.25% Exchange Notes and the form of the 9.50% Exchange Notes.

         I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Reliant Parties and such agreements, certificates of public officials, certificates of officers or other representatives of the Reliant Parties and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In my examination, I have assumed, without independent investigation, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed or to be executed, I have assumed that the parties thereto, other than the Reliant Parties, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Reliant Parties and others and of public officials.

         I am qualified to practice law in the State of Texas, and do not hold myself out as an expert on, or express any opinion herein concerning, the laws of any jurisdiction other than the existing laws of the State of Texas, the General Corporation Law of the State of Delaware, and applicable Federal laws of the United States and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated. With respect to Reliant Parties which are incorporated under the laws of

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Reliant Resources, Inc.
December 10, 2003
Page 4

jurisdictions other than Delaware and Texas, I have relied upon a review of the applicable state statutes.

         Based upon and subject to the foregoing, I am of the opinion that the Guarantees have been duly authorized, executed and delivered by each Subsidiary Guarantor.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to myself under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                 Very truly yours,

                                                 /s/ Paul S. Castanon
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                                   SCHEDULE I

                              SUBSIDIARY GUARANTORS

"Subsidiary Guarantors" means each of:

GuideStreet, Inc.
Insync Internet Services, Incorporated
Orion Power Holdings, Inc.
Reeves County Land Associates, LLC
Reliant Energy Arrow Canyon, LLC
Reliant Energy Atlantic, LLC
Reliant Energy Aurora Development, LLC
Reliant Energy Aurora Holding, LLC
Reliant Energy Bighorn, LLC
Reliant Energy Broadband, Inc.
Reliant Energy California Holdings, LLC
Reliant Energy CapTrades Holding Corp.
Reliant Energy Choctaw County, LLC
Reliant Energy Communications, Inc.
Reliant Energy Construction, LLC
Reliant Energy Coolwater, Inc.
Reliant Energy Corporate Services, LLC
Reliant Energy Customer Care Services, LLC
Reliant Energy Deer Park, Inc.
Reliant Energy Desert Basin, LLC
Reliant Energy Development Services, Inc.
Reliant Energy Electric Solutions, LLC
Reliant Energy Ellwood, Inc.
Reliant Energy Equipment Company, LLC
Reliant Energy Erie West, LLC
Reliant Energy Etiwanda, Inc.
Reliant Energy Florida Holdings, LLC
Reliant Energy Funding, LLC
Reliant Energy Gas Storage, LLC
Reliant Energy Gilbert, LLC
Reliant Energy Hunterstown, LLC
Reliant Energy Indian River, LLC
Reliant Energy Key/Con Fuels, LLC
Reliant Energy Mandalay, Inc.
Reliant Energy Mid-Atlantic Development, Inc.
Reliant Energy Net Ventures, Inc.

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Reliant Energy New Smyrna Beach, LLC
Reliant Energy Northeast Generation, Inc.
Reliant Energy Northeast Holdings, Inc.
Reliant Energy Ormond Beach, Inc.
Reliant Energy Osceola, LLC
Reliant Energy Partsco, LLC
Reliant Energy Portland, LLC
Reliant Energy Power Generation, Inc.
Reliant Energy Power Operations I, Inc.
Reliant Energy Power Operations II, Inc.
Reliant Energy Renewables Atascocita GP, LLC
Reliant Energy Renewables Baytown GP, LLC
Reliant Energy Renewables Blue Bonnet GP, LLC
Reliant Energy Renewables Coastal Plains GP, LLC
Reliant Energy Renewables Conroe GP, LLC
Reliant Energy Renewables Fort Worth GP, LLC
Reliant Energy Renewables Holdings II, LLC
Reliant Energy Renewables Security GP, LLC
Reliant Energy Renewables, Inc.
Reliant Energy Retail Holdings, LLC
Reliant Energy Retail Services, LLC
Reliant Energy Sabine (Delaware), Inc.
Reliant Energy Sabine (Texas), Inc.
Reliant Energy Services Desert Basin, LLC
Reliant Energy Services International, Inc.
Reliant Energy Services New Mexico, LLC
Reliant Energy Services, Inc.
Reliant Energy Seward, LLC
Reliant Energy Shelby Development Corp.
Reliant Energy Shelby Holding Corp.
Reliant Energy Signal Peak, LLC
Reliant Energy Solutions, LLC
Reliant Energy Solutions California, Inc.
Reliant Energy Solutions East, LLC
Reliant Energy Solutions Holdings, LLC
Reliant Energy Solutions West, LLC
Reliant Energy Titus, LLC
Reliant Energy Trading Exchange, Inc.
Reliant Energy Ventures, Inc.
Reliant Energy Wholesale Service Company
Reliant Energy Winter Haven, LLC
Reliant Resources International Services, Inc.

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ReliantEnergy.com, Inc.
Reliant Energy Europe Trading & Marketing, Inc.
Reliant Energy Services Mid-Stream, LLC
StarEn Power, LLC
Texas Star Energy Company
Reliant Energy Aurora I, LP
Reliant Energy Aurora II, LP
Reliant Energy Aurora, LP
Reliant Energy Renewables Atascocita, LP
Reliant Energy Renewables Baytown, LP
Reliant Energy Renewables Blue Bonnet, LP
Reliant Energy Renewables Coastal Plains, LP
Reliant Energy Renewables Conroe, LP
Reliant Energy Renewables Fort Worth, LP
Reliant Energy Renewables Security, LP
Reliant Energy Shelby County II, LP
Reliant Energy Shelby County, LP
Reliant Energy Shelby I, LP
Reliant Energy Shelby II, LP